Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-173823 of our report dated September 30, 2010, relating to the financial statements and financial statement schedules of DynaVox Inc. and subsidiaries (the “Successor”) as of July 2, 2010 and for the period from April 28, 2010 through July 2, 2010 and DynaVox Systems Holdings LLC (the “Predecessor”) as of July 3, 2009 and for the period from July 4, 2009 to April 27, 2010 and for each of the fiscal years ended July 3, 2009 and June 27, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Successor’s initial public offering transaction), appearing in the Annual Report on Form 10-K of DynaVox Inc. for the year ended July 2, 2010,  and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche, LLP

Pittsburgh, Pennsylvania
July 6, 2011